UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2012

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2970 Clairmont Road, Suite 300

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Accountant Previously Engaged as Principal Accountant.

On May 29, 2012, TRX, Inc. (the “Company”), at the direction of the Board of Directors (the “Board”) of the Company and upon the recommendation of the Audit Committee of the Board, dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, effective May 29, 2012.

Deloitte audited the Company’s consolidated financial statements for the fiscal years ended December 31, 2011 and 2010. Deloitte’s audit reports on the financial statements of the Company for the fiscal years ended December 31, 2011 and December 31, 2010 did not contain an adverse opinion or disclaimer of opinion, and the reports were not qualified or modified as to uncertainty, audit scope or accounting principles. Deloitte’s audit report on the consolidated financial statements for the fiscal year ended December 31, 2011 included an explanatory paragraph related to the restatement of the consolidated financial statements for the fiscal year ended December 31, 2010.

During the Company’s two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with their report on the Company’s consolidated financial statements for such years.

As disclosed in Item 9A of the Company’s annual report on Form 10-K for the year ended December 31, 2011 and in Item 4 of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2012, management of the Company, including our principal executive officer and principal financial officer, conducted an evaluation of the effectiveness of our disclosure controls and procedures designed to ensure that information required to be disclosed by the Company is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission (the “Commission”). Based on this evaluation, management, including our principal executive officer and principal financial officer, concluded that the Company’s disclosure controls and procedures were not effective due to a material weakness in the design of the Company’s internal control over financial reporting in the area of accounting for stock compensation.

The Company has provided Deloitte with a copy of the disclosures in this Form 8-K prior to the date that these disclosures were filed with the Commission. The Company requested that Deloitte furnish to the Company a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Deloitte’s letter, dated May 31, 2012, is attached as Exhibit 16.1 hereto.

(b) Engagement of New Independent Accountant as Principal Accountant.

On May 29, 2012, the Board, upon the recommendation of the Audit Committee of the Board, approved the engagement of Grant Thornton LLP (“Grant Thornton”) as its independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2012.

During the Company’s two most recent fiscal years and through the date of this Form 8-K, neither the Company nor anyone on its behalf has consulted with Grant Thornton regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, nor did Grant Thornton provide either a written report or oral advice that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (ii) any matter that was either the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter to Securities and Exchange Commission from Deloitte & Touche LLP, dated May 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: May 31, 2012	/s/ David D. Cathcart
David D. Cathcart Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

16.1	Letter to Securities and Exchange Commission from Deloitte & Touche LLP, dated May 31, 2012.